                                                                   EXHIBIT 10.21

                                AMENDMENT NO. 1
                                       TO
                                LEASE AGREEMENT


         THIS AMENDMENT NO. 1 TO LEASE AGREEMENT (the "Amendment") is made as of the 31st day of January, 1998 by and between BOSTON PROPERTIES LIMITED PARTNERSHIP (successor-in-interest to "Landlord") and NETWORK SOLUTIONS, INC. ("Tenant").

                                   WITNESSETH

         WHEREAS, by Lease Agreement dated as of May 30, 1997 (the "Lease"), Landlord leased to Tenant for an initial term of five (5) years and two (2) months 31,247 square feet of rentable area located in the office/flex building (the "Building") known as Sugarland I and located at 365 Herndon Parkway, Herndon, Virginia, as such space is more particularly described in the Lease; and

         WHEREAS, Tenant desires to lease additional space in the Building contiguous to the Premises on the terms and conditions set forth herein; and

         WHEREAS, Landlord and Tenant wish to amend the Lease (i) to include in the description of the premises covered thereby an additional 9,509 square feet of rentable area in the Building (the "Additional Space"), as depicted on
Exhibit 1 attached hereto and made a part hereof and (ii) to modify the terms and provisions of the Lease as hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and other good and valuable consideration the receipt and sufficiency of which hereby is acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

         1. Defined Terms. Except as otherwise provided herein, all of the capitalized terms used herein shall have the same meanings as provided in the Lease.

         2. The Premises. Commencing on the Lease Commencement Date-II, as defined in Paragraph 3(a) below, the definition of the "Premises" in the Lease hereby is amended to include therein the Additional Space. In addition, commencing on the Lease Commencement Date-II, Exhibit 1 attached hereto depicting the floor plan for the Additional Space, hereby is added to Exhibit A to the Lease. As a result, commencing on the Lease Commencement Date-II, the aggregate number of square feet of rentable area comprising the Premises hereby is increased to a total of 40,756 square feet. Commencing on the Lease Commencement Date-II, the Additional Space shall be subject to all of the terms and conditions of the Lease, except as otherwise provided below.

         (b) Landlord and Tenant hereby agree that (i) the rentable area of the Building (including the space used for the 900 KW generator and uninterrupted power supply equipment) is 53,136 square feet and (ii) the rentable area of the entire Premises including the Additional Space is 40,756 square feet.

         (c) The provisions of Section 1.4 of the Lease shall not apply to the Additional Space.

         (d) In the event the Lease Commencement Date-II is delayed, then, promptly after the Lease Commencement Date-II is ascertained, Landlord and Tenant shall execute a written declaration in substantially the form attached as Exhibit E to the Lease, setting forth the Lease Commencement Date-II and such other information as is provided therein.

         3. Term. (a) The term of the Lease with respect to the Additional Space shall commence on February 1. 1998 (the "Lease Commencement Date-II") and shall be coterminous with the Lease Term (i.e. through July 31, 2002); provided, however, that in the event delivery of the Additional Space is delayed beyond February 1, 1998, then the Lease Commencement Date-II shall be the day after the day Landlord notifies Tenant that the Additional Space is available for Tenant to commence the work described in Paragraph 6 below.

         (b) In the event that the delivery of possession of the Additional Space to Tenant is delayed beyond February 1, 1998, regardless of the reasons or causes of such delay, the Lease with respect to the Additional Space shall not be rendered void or voidable as a result of such delay and the term of the Lease with respect to the Additional Space shall commence on the Lease Commencement Date-II, as determined in accordance with Paragraph 3(a) above. In no event shall Landlord have any liability whatsoever to Tenant on account of any such delay.

         4. Base Rent. (a) Commencing on February 1, 1998 (the ?Rent Commencement Date-II), Tenant shall pay to Landlord as annual base rent for the Additional Space an amount equal to the product of (i) the dollar amount per square foot of annual base rent being paid by Tenant on the Rent Commencement Date-II with respect to the original Premises multiplied by (ii) the number of square feet of rentable area in the Additional Space. The annual base rent for the Additional Space shall be payable as provided in Sections 3.1 and 3.3 of the Lease and shall be adjusted each Lease Year at the same times and in the same manner as provided in Section 3.2 of the Lease with respect to adjustments in the annual base rent payable for the original Premises. If the Rent Commencement Date-II falls on a date other than on the first day of a month, rent from such date until the first day of the following month shall be prorated on a per diem basis and such prorated rent shall be payable in advance on the Rent Commencement Date-II.

         5. Additional Rent. (a) Commencing on the Rent Commencement Date-II, the provisions of Article IV of the Lease respecting the payment by Tenant of its proportionate share of Expenses incurred by Landlord in the operation of the Building, shall be applicable to this lease of the Additional Space. Accordingly, commencing on the Rent Commencement Date-II, Tenant's proportionate share of Expenses shall be determined with reference to the entire Premises, including the Additional Space.

         (b) Commencing on the Rent Commencement Date-II, the second (2nd) sentence of Section 4.3 of the Lease hereby is deleted in its entirety and the following substituted therefore:

                 For the purposes hereof, Tenant's proportionate share of Expenses shall be Seventy-Six and Seven tenths percent (76.7%), which is the proportion that the number of square feet of rentable area in the Premises (40,756) bears to the total number of square feet of rentable area in the Building (53,136).

         6. Condition of the Additional Space. (a) Except as expressly provided otherwise in this Amendment, the Additional Space shall be delivered to and accepted by Tenant in its present "as-is" condition. It is understood and agreed that Landlord will not make, and is under no obligation to make, any structural or other alterations, decorations, additions or improvements in or to the Additional Space. Notwithstanding the foregoing, on the Lease Commencement Date-II, Landlord shall deliver the Base Building and the mechanical systems serving the Additional Space to Tenant in substantially the same condition in which Landlord was required to deliver the Base Building and the equivalent systems serving the Premises in accordance with the Lease, in particular Section 9.8 thereof, except that (i) there shall be no ceiling tiles in the Additional Space and Landlord shall not be obligated to replace or install or pay for the replacement or installation of such ceiling tiles, (ii) there shall be no fire alarm system serving the Additional Space and Landlord shall not be required to purchase or to install a fire alarm system for the Additional Space and (iii) there are no ducts or diffusers downstream of the VAV boxes serving the Additional Space. In addition to the Additional Space Improvement Allowance described in subparagraph (b) below, Landlord shall provide to Tenant an allowance in an amount to be agreed upon by Landlord and Tenant which shall be applied solely to the costs and expenses incurred by Tenant in connection with the installation of the ducts and diffusers required to serve the Additional Space.

            (b) It is understood and agreed that Tenant intends to make certain alterations, renovations and improvements to the Additional Space (collectively, the "Additional Space Improvements"). The Additional Space Improvements (i) shall be done in accordance with Tenant's plans therefor which shall be subject to the prior written approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed provided such plans comply with all applicable Legal Requirements, (ii) shall be subject to the provisions of
Article IX and Article XIII of the Lease and (iii) shall be made at Tenant's sole cost and expense; provided, however, that Landlord agrees to provide Tenant with an improvement allowance (the "Additional Space Improvement Allowance") in an amount equal to the product of (x) Fifteen Dollars ($15.00) multiplied by (y) the number of square feet of rentable area in the Additional Space, multiplied by (z) a fraction the numerator of which is the number of full calendar months in the period commencing on the Rent Commencement Date-II and continuing through the expiration of the Lease Term, excluding any Renewal Term, as defined in Rider No. 1 to the Lease and the denominator of which is sixty (60) (the number of complete calendar months commencing on the Rent Commencement Date and continuing through the expiration of the initial Lease
Term). The Additional Space Improvement Allowance shall be applied, as hereinafter set forth, to all "hard" and "soft" costs incurred in connection with the design, construction and installation of the Additional Space Improvements, including, without limitation, any and all architectural, engineering and consulting fees and telephone and data cabling costs. The funding of the Additional Space Improvement Allowance is subject to the fulfillment by Tenant of all covenants and conditions set forth in the Lease and this Amendment. In the event the entire Additional Space Improvement Allowance is not utilized for the Additional Space Improvements on or before December 31, 1998, such unused portion of the Additional Space Improvement

Allowance shall be applied against the installment(s) of base rent due commencing January 1, 1999 with respect to the Additional Space pursuant to Paragraph 3 hereof.

            (c) Tenant shall be responsible for the design and construction of the Additional Space Improvements and Tenant shall obtain all necessary permits to construct such Additional Space Improvements and legally occupy the Additional Space. The timing of Tenant's completion of the Additional Space Improvements and the receipt or issuance of any required building, special exception, occupancy or other permits or approvals shall have no bearing on the Lease Commencement Date-II, the Rent Commencement Date-II or Tenant's obligation to pay base rent and additional rent as provided in Paragraph 4 and Paragraph 5 above. Any and all construction, installation and other related activity by Tenant or its contractors in the Additional Space prior to the Rent Commencement Date-II shall be coordinated with Landlord in accordance with the terms of Section 9.1 of the Lease. All terms and conditions of the Lease, including, without limitation, the insurance, release and waiver of liability provisions of Article XII and XIV thereof, shall apply to and be effective during such period of occupancy by Tenant, except for Tenant's obligation to pay any base rent or additional rent attributable to Expenses.

            (d) Landlord and Tenant shall cooperate with each other and shall work together in good faith to effect the timely completion of the Additional Space Improvements. Where required all approval, consents or disapprovals or denials of consent shall be delivered promptly after a request therefor. All disapprovals or denials of consent shall include a statement of the reason for such disapproval or denial of consent. Landlord and Tenant shall each use its commercially reasonable efforts to comply with all construction schedules created in connection with the performance of the work described in this Lease.

            (e) Landlord and Tenant agree that Landlord's Work as defined in
Section 9.4 of the Lease has been Substantially Completed, as defined in
Section 9.4 of the Lease.

            7. Parking. Landlord shall not be obligated to provide Tenant reserved parking spaces in connection with its lease of the Additional Space. Effective on the Lease Commencement Date-II, Tenant's pro rata share of parking spaces in the parking lot immediately adjacent to the Building shall increase to account for the rentable area of the Additional Space.

            8. Incorporation of Lease Terms. All of the terms, conditions, covenants and agreements set forth in the Lease (a) are incorporated herein by reference, (b) shall remain in full force and effect, (c) shall apply to this Amendment and the lease of the Additional Space and (d) shall be applicable to and binding upon the parties hereto at all times during the term of the Lease as if set forth herein, except to the extent expressly modified herein.

            9.  Broker.    Landlord and Tenant recognize Barnes, Morris, Pardoe
& Foster and CB Commercial Real Estate Group, Inc. as the brokers procuring this Amendment and Landlord shall pay said brokers a commission pursuant to a separate agreement between said brokers and Landlord. Landlord and Tenant each represents and warrants to the other that, except as provided in the preceding sentence, neither of them has employed or dealt with any broker, agent or finder in carrying on the negotiations relating to this Amendment. Each party shall indemnify and hold the other harmless from and against any claim or claims for brokerage or other commissions asserted by any broker, agent or finder engaged by the indemnifying party or with whom the indemnifying party has dealt in connection with this Amendment, other than the brokers named in the first sentence of this Paragraph 9.

            IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 1 to Lease Agreement as of the date and year first above written.

                                                      BOSTON PROPERTIES LIMITED PARTNERSHIP,
                                                      a Delaware limited partnership
WITNESS:
                                                      By:   Boston Properties, Inc., its general partner


/s/ LORI E. SUTHERLAND                                 /s/ RAYMOND A. RITCHEY
--------------------------------------                 -------------------------------------------------
[SEAL]                                                Raymond A. Ritchey, Senior Vice President

                                                      TENANT:

                                                      NETWORK SOLUTIONS, INC., a Delaware corporation

                                                      By: /s/ ROBERT J. KORZENIEWSKI
                                                          --------------------------------------------
                                                      Name: Robert J. Korzeniewski
                                                            ------------------------------------------
                                                      Title: Chief Financial Officer
                                                             -----------------------------------------

ATTEST:

/s/ MARK MANDOLIA
-------------------------------------
[CORPORATE SEAL]

                                     [MAP]